Exhibit 10.22

                     First Amendment To Employment Agreement

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of the 5th day of November 1997, by and between Elcom International, Inc., a Delaware corporation with its principal place of business at Ten Oceana Way, Norwood, Massachusetts 02062 ("Elcom" or the "Company"), and James Rousou (the "Executive").

         WITNESSETH:

                  WHEREAS, the Executive and the Company have entered into an Employment Agreement as of April 1, 1996 (the "Original Agreement" and together with this Amendment, the "Agreement"), which the parties recognize has become somewhat out of date; and

                  WHEREAS, the Executive is considered a key employee of the Company; and

                  WHEREAS, it is the desire of the Company and Executive, in order to insure Executive's continued employment with the Company, to amend the existing employment agreement in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Executive agree as follows:

                  The Sections numbered 1, 2, 3, 5B, 5E, 7 and 14 are hereby deleted in their entirety from the Original Agreement and replaced with the sections of this Amendment that are correspondingly numbered. Certain of such deleted sections have been combined with other sections of this Amendment and, accordingly, have not been separately replaced. References in the Original Agreement to Sections deleted therefrom shall be deemed to be references to the specific replacement Section and/or the contextually consistent Section contained in this

Amendment. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

         1. Duties. The Company hereby employs Executive to be Co-Chief Executive Officer of Catalink Direct, Inc. ("Catalink"), and Corporate Executive Vice President of the Company. Executive shall report directly to Robert J. Crowell as the Chairman of Catalink and in addition, as the Chairman and Chief Executive Officer of Elcom International, Inc. ("Chairman"). During the course of his employment, Executive shall have responsibility to perform such duties, consistent with such position, as generally described below and as may be assigned to him by the Chairman and/or Board of Directors of the Company. During the Employment Period, Executive agrees to devote full business time and best efforts to the business activities and welfare of the Company except as otherwise mutually agreed.

         The Company recognizes that the Executive can perform a significant amount of his duties via telephone and electronic mail from any location; however, as Executive has requested that he be allowed to travel between various Company locations in the U.S., U.K., and his new home in Guernsey, his business travel schedule might result in a higher than normal proportion of travel time impinging the Executive's work week. If this occurs, Executive agrees that, following any work week where such abnormal travel time has occurred, the Executive shall report the amount of such time via electronic mail, by the Wednesday of the following week. The Chairman shall then, at his discretion, have the ability to allocate such time against Executive's accrued vacation time, or if vacation time is not available, the Chairman may, at his sole discretion, decrease Executive's next payment of base salary pro-rata to reflect the amount of such abnormal travel time.

         Executive shall have Co-Chief Executive Officer ("Co-CEO") responsibilities for Catalink with Robert J. Crowell, who is also the Chairman. These responsibilities will include line responsibilities for Catalink's U.K. and U.S. operations, subject to consent where appropriate with the Chairman, on any significant issues relating to Catalink's U.S. sales or operations.

When the Executive cannot be reached in a timely fashion, the Chairman shall use his judgment as to what, if any, action should be taken in any set of circumstances.

         Executive  is  aware  that  the  Company  is  currently  conducting  an executive search for a President and CEO for Catalink (U.S.). Executive understands that when said search is successfully completed, Executive's duties and responsibilities will change, as defined by the Chairman who, as in the Original Agreement, reserves the right to reassign duties of the Executive as appropriate or necessary except that Executive's business location or work place may not be changed to any location (other than the Executive's then main place of employment) without the Executive's consent. It is currently anticipated the search for a new President and CEO for Catalink (U.S.) will be completed by April 15, 1998. Upon completion of the search and hiring of a new President and CEO for Catalink (U.S.), Executive will fully cooperate with the transitioning of his U.S. responsibilities to the new President and CEO of Catalink (U.S.). As of April 15, 1998, or such other date that may be mutually agreed to in writing between the Executive and the Chairman (the "Change Date"), Executive will cease to be the President and Co-CEO of Catalink and will continue as a Corporate Executive Vice President of the Company. At such time, Executive's responsibilities will initially be to direct and review the strategies, policies and operational performance of Catalink's non-U.S. operations.

         2. Term. This Amendment is effective as of December 15, 1997 and covers the period through December 31, 1998 and will automatically renew each January 1, for another calendar year unless the Executive or the Company notifies the other party no later than six (6) months prior to the end of each employment year (ending December 31st), that such party is terminating the Agreement. After an acquisition or merger where the Company is not the surviving entity or where the Company is the surviving entity but in which the Company's stockholders at the time of the merger cease to own 50% or more of the surviving company's voting capital stock after the merger, Executive, upon six (6) months notice may terminate the Agreement, and the Agreement shall terminate six months from such notice date (or such later date as specified in such notice) whereupon, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate, except that the provisions of Sections 9 through

13 hereof shall survive any such termination; except in the case of termination for "Good Reason" as described in Section 7, which shall occur as provided for in that Section. In order to assure the Company that it has access to the Executive's significant expertise and knowledge base, within five (5) days thereafter, the Company and the Executive shall enter into a Consulting Agreement providing for Executive's specified availability for a two (2) year period for $40,000 per year pursuant to the form of Consulting Agreement attached hereto as Exhibit A.

         3. Salary. During the course of employment (the "Employment Period"), the Company will pay Executive for his performance of the duties specified herein an annual base salary of at least $300,000 per year payable in the manner that the Company normally pays its employees until the Change Date. From and after the Change Date, Executive's base salary will continue based upon Executive's time commitment and duties, and is initially expected to be approximately $120,000 per year.

         5.       Benefits.

                  B. Additional Compensation. Executive shall be eligible to participate in the Company's Executive Profit Performance Bonus Program ("EPPB") during his employment. The extent of participation is subject to the terms of the EPPB and shall be determined by the Compensation Committee of the Company's Board of Directors for each year (1998 participation level has been set at 8.8% of the bonus pool, if any). Executive's participation in the EPPB shall supersede his participation in any existing bonus plan(s). The Executive shall also be eligible to participate in incentive, deferred compensation, stock option, supplemental retirement and any other similar plans, if any, maintained by the Company for the benefit of its executives generally, in accordance with the eligibility and other terms thereof and at the discretion and written approval of the Board of Directors and/or the Compensation Committee thereof.

                  E. Payment of Compensation. The annual Base Salary described in Section 3 hereof shall be paid throughout the term of this Agreement in the same manner and at the same times as the Company pays its other personnel, subject to the following:

                  i. Such compensation shall not terminate, but rather shall be payable to the extent of two times the amount of the Executive's then applicable annual

                         Base Salary, upon the Executive's death or disability as described in Section 6A and B of this Agreement, respectively; and

                  ii. Such compensation shall terminate upon either (a) the Executive's resignation other than for "Good Reason" in the circumstances described in Section 7 hereof, or
                          (b) the termination of the Executive's employment by the Company "For Cause" as described in Section 6E of this Agreement; and

                  iii. Such compensation shall not terminate, but rather shall be payable to the extent of two times the amount of the Executive's then applicable annual Base Salary, in a lump sum within ten (10) days of termination, upon either (a) the Executive's resignation for "Good Reason" in the circumstances described in Section 7 of this Agreement, or (b) the termination of the Executive's employment by the Company other than "For Cause" (as described in Section 6E hereof); and

                    iv. Except in the case of (a) Executive's termination For Cause (as described in Section 6E of this Agreement) or
                         (b) Executive's resignation other than for "Good Reason" (as described in Section 7 of this Agreement), Executive shall have the choice of exercising all vested stock options up to the longer of (i) one year after his termination of employment, or (ii) the exercise period following such termination provided for in the applicable option agreement, provided that this provision shall not extend the term of any of Executive's options beyond their term as initially granted and this provision shall only apply to the extent the Company can cause such post-employment exercise to be allowed (including following the request of the Compensation Committee to permit such exercise) pursuant to the Company's Stock Option Plan(s) and/or the comparable provision of any future plan or agreement; and

                    v. Except in the case of (a) Executive's termination For Cause (as described in Section 6E of this Agreement) or
                         (b) Executive's resignation other than for "Good Reason" (as described in Section 7 of this Agreement), Executive shall have the right to have the Company maintain in full force and effect, following the cessation of the Executive's active employment by the Company, so long as the Company is paying monies to Executive, all employee medical, dental or other fringe benefit plans and arrangements in which Executive was entitled to participate immediately prior to the date of Notice of Termination as in effect under Section 5 hereof at the time of such termination, provided that if such continued coverage would jeopardize the tax qualified status of such plan or arrangement with respect to any other employee or the Company, the
                         Company may elect to provide said benefit on an individual basis or provide cash compensation equivalent to the benefit which otherwise would have been provided, so that the Executive shall suffer no financial loss whatsoever due to such substitution.

         In the event that payments are due to Executive pursuant to Section 5E(i) hereof then the Company shall pay fifty percent (50%) of such amount (determined by reference to his Base Salary as set forth in Section 2 hereof) on a monthly basis and in equal payment amounts through the date that is twelve monthly payments thereafter (irrespective of the then remaining term of this Agreement) and fifty percent (50%) of such amount within ten (10) days of termination. In the event that payments are due to Executive pursuant to Section 5E(i) or 5E(iii) hereof then the Company shall also provide the Executive with full participation (without proration) in the EPPB (if applicable) or similar applicable plan for that year if Executive's termination of Employment is on or after March 1 of the respective fiscal year (which amount, if any, will be paid in accordance with the terms of the EPPB) and the Company will also provide Executive with full participation in any other applicable performance award if the performance measuring period ends within six months following his termination of employment.

         Except for provision 5.E.iv hereof, nothing in this Agreement shall be construed as amending any fringe benefit plan of the Company. All rights of the Executive under any such plans or arrangements upon his termination of employment must be determined under the terms of such plans or arrangements at the time of the Executive's termination of employment. Executive expressly agrees not to discuss, except with his official advisors, any information or aspects of his employment regarding the Company or his termination circumstances and further, in addition to the Company immediately canceling any and all remaining severance payments, agrees that injunctive relief may be granted in connection with any violation of this covenant.

Notwithstanding any of the other provisions of Sections 6A, 6B and/or 6D, the Company's obligations to make payments under the circumstances set forth in this
Section 5E shall override Section 6.

         7.  Involuntary  Termination  Other Than For Cause or  Termination  for
"Good Reason". If the Executive's employment with the Company shall be terminated during the Employment Period by the Company other than For Cause or Death or Disability (as defined in Section 6B); then the Executive shall be entitled to the severance benefits provided in Section 5E. If within twelve (12) months after an acquisition or merger where the Company is not the surviving entity or where the Company is the surviving entity but in which the Company's stockholders at the time of the merger cease to own 50% or more of the surviving company's voting capital stock after the merger, the Executive voluntarily leaves the employ of the Company during the Employment Period for "Good Reason" as hereinafter defined, Executive shall be entitled to the payments specified in
Section 5E but shall not be entitled to any Consulting Agreement as described in
Section 2. "Good Reason" means the occurrence of any reduction in the aggregate direct remuneration of the Executive or any reduction in the position, authority or office of the Executive, any reduction in the Executive's responsibilities or duties with the Company or any reduction in the Executive's support staff or direct or secondary reports, any pattern of events or circumstances which impedes the Executive in the exercise of his authorities, powers, functions or duties hereunder in the manner in which they would normally be exercised by the Co-Chief Executive Officer of a major corporation that was a subsidiary of a public company, any adverse change or reduction in the aggregate Executive benefits, perquisites or fringe benefits provided to the Executive as of the date of this Agreement (provided that any reduction in such aggregate Executive benefits, perquisites or fringe benefits that is required by law or applies generally to all employees of the Company shall not constitute "Good Reason" as defined hereunder), a change in the Executive's reporting relationship, any relocation of the Executive's principal place of work with the Company to a place more than twenty-five (25) miles from Catalink's Langley facility or such other facility to which the Executive, with the approval of the Chairman, has in the future relocated the Company's U.K. headquarters (as applicable), or default by the Company of any of its agreements or obligations under any provision of this Agreement. Notwithstanding the provisions of this Section 7, the definition of Good Reason shall not include a change in Executive's role to that of President and CEO, Managing Director, or similar title of only Catalink Direct, Inc.'s non-U.S. operations, which would be in connection with the employment of a new President and Chief Executive Officer of Catalink Direct, Inc. (U.S.) as contemplated in
Section 1 hereof. The Executive shall give sixty (60) days written notice to the Company before the date of termination of employment for Good Reason specifying the reasons for such termination.

         14. Clarification of Noncompetition and Nonsolicitation Periods. Notwithstanding the definitions contained in the Original Agreement, the terms "Noncompetition Period" and "Nonsolicitation Period" shall mean and shall refer only to the two (2) year period commencing on the date of Executive's cessation of employment with the Company for whatever reason and such two (2) year period shall be the only time period during which Executive shall be subject to such restrictive covenants.

         Executive and the Company agree that other than as specifically amended in this Amendment the Original Agreement is hereby ratified and confirmed and continues in full force and effect.

                                            "Company"
"Executive"                                 Elcom International, Inc.


/s/ James Rousou                            /s/ Robert J. Crowell
James Rousou                                Robert J. Crowell
                                            Chairman and Chief Executive Officer

                                                                      Ehibit A

                              CONSULTING AGREEMENT

                  THIS AGREEMENT is made this ____ day of _______, ____between ELCOM INTERNATIONAL, INC., a Delaware corporation (the "Company"), and JAMES ROUSOU, an individual (the "Consultant").

                                    RECITALS:

                  A. Pursuant to an Employment Agreement dated as of April 1, 1996 and Amended effective December 15, 1997 (the "Employment Agreement"), Consultant is the Co-Chief Executive Officer of Catalink Direct, Inc. and a Corporate Executive Vice President of the Company.

                  B. Consultant is a key employee of the Company and has obtained valuable knowledge and experience pertaining to the sale of personal computer products and services (the "Business") of the Company, specifically including the financing of such Business, acquisition strategies and implementation and management information systems ("Areas of Expertise").

                  C. In order to assure that the Company continues to receive the benefit of Consultant's knowledge and expertise following the termination of his employment with the Company, the parties hereto desire to enter into this Agreement pursuant to Section 2 of the Employment Agreement.

                  NOW, THEREFORE, in consideration of and in reliance upon the mutual benefits provided hereunder, the Company and the Consultant hereby agree as follows:

                  1. Services. For the two (2) year period commencing on the date that Consultant terminates the Employment Agreement, in accordance with the terms of the second sentence of Section 2 of the Employment Agreement, (the "Consulting Period"), the Consultant shall serve as a management and financial consultant to the Company. As such, Consultant shall make himself generally available to the Company between the hours of 9:00 a.m. and 5:00 p.m., U.K. time, on the first Monday of each month during the Consulting Period for a total of eight (8) hours per month, to render such advice and assistance regarding day-to-day operations of the Business, relationships with and service to existing customers, development of new accounts, strategic planning, financial matters and other matters within his Areas of Expertise as may reasonably be requested of him by the Company. Consultant agrees to provide such services in person at any location of the Company located within fifty (50) miles of the facility in Langley, U.K. (or its replacement facility), or otherwise shall make himself available by telephone. Further, the Company and Consultant shall be entitled to mutually agree on alternative times and/or places for the provision of such services to the extent that mutually satisfactory arrangements can be made.

                  2.       Restrictive Covenants.

                           2.1    Noncompetition. Consultant agrees that during
(the "Noncompetition Period") the period commencing on the date hereof and continuing so long as Consultant receives payments under this Agreement, he will not, without prior written consent of the Chairman of the Company, either directly or indirectly, in any capacity whatsoever, (a) compete with the Company (which for purposes of Sections 2.1, 2.2 and 2.3 of this Agreement shall mean the Company and any affiliates controlling, controlled by or under common control with Elcom International, Inc. including their predecessors), by soliciting the sale of personal computer products (such as computers, printers, monitors, software, etc.) to any customer (including affiliates of such customer) of the Company by whatever method or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in (other than the purchase of no more than 5 percent of the publicly traded securities of a company whose securities are traded on a national stock exchange) or otherwise become associated with, any person, company or other entity who or which, at any time during the Noncompetition Period, competes with the Company via the use of an electronic ordering methodology as defined herein.

                           As used in clause (b) above,  "compete" is defined as
the marketing, distribution or sale of desktop, laptop, notebook or other commonly called "personal computer" equipment, software, services, peripherals or accessories by any company or entity or subdivision thereof in the geographical area in which the Company maintains offices, sales agents, or otherwise conducts business. The Consultant further expressly represents and understands that this Agreement will prohibit the Consultant from employment during the Noncompetition Period with companies that compete with the Company, as defined in this Agreement, and as such, will constrain some of the Consultant's overall possibilities for future employment. By Consultant's signature to this Agreement, Consultant expressly represents that his training, education and background are such that his ability to earn a living shall not be impaired by the restriction in this Agreement. The definition of compete can be modified by mutually agreed addendum, if and when the Company enters additional types or lines of businesses.

                           2.2      Nondisclosure. Consultant agrees during the
ten year period (the "Nondisclosure Period") commencing on the date of this Agreement to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena, in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, trade secrets, know-how and confidences of the Company or its business, including, without limitation, (a) any information or business secrets relating to the products, customers, strategies, business, conduct or operations of the Company, its subsidiaries or any of their respective clients, customers, consultants, providers, licensors or licensees (collectively, "Company Affiliates"); (b) any information regarding any current or prior employees of the Company or any of its affiliates (except where a job reference has been requested by an ex-employee in writing and the employee asked to give such reference consents; (c) the existence or betterment of, or possible new uses or applications for, any of the Company's products or services or those of any Company Affiliates; (d) any of the Company's customer lists, pricing and purchasing information or policies of the Company or any Company Affiliates; and (e) any
methods, ways of business etc., used in the use, sale or marketing of the Company's products or services or those of any Company Affiliates, (collectively, "Confidential Information") of which he has acquired knowledge during or after his or her employment with the Company, to the extent that such matters (i) have not previously been officially made public or are not thereafter made public, or (ii) do not otherwise become available to Consultant, in either case, via a source not bound by any confidentiality obligations to the Company or Company Affiliates. The phrase "made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. During the Nondisclosure Period, Consultant agrees not to use, directly or indirectly, such knowledge for his/her own benefit or for the benefit of others and agrees not to disclose any of such Confidential Information without prior written consent of the Company. At the cessation of the Consulting Period, or sooner if requested by the Company, the Consultant agrees to promptly return all Company property to the Company as well as any and all Confidential Information which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Consultant may have of such Confidential Information unless an alternative method of disposition is approved by the Company.

                           2.3      Nonsolicitation/Noninterference. Consultant
agrees that during the two (2) year period (the "Nonsolicitation Period"), commencing on the date of this Agreement he will not at any time, without prior written consent of the Company, discuss employment opportunities with an employee, directly or indirectly solicit, induce, or attempt to solicit or induce any employee, former employee (as herein defined), agent, consultant, or other representative or associate of the Company for the purpose of providing employment opportunities with any entity or to terminate his/her relationship with the Company. Consultant further covenants and agrees that, during the Nonsolicitation Period, he will not, without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any actual or prospective licensors, licensees, customers or suppliers of the Company to terminate, alter or change its relationship with the Company or otherwise interfere with any relationship between the Company and any of its actual or prospective licensors, licensees, suppliers or customers or their employees or former employees. A "former employee" shall mean any person who was employed by the Company at any time during the one (1) year period prior to Consultant's cessation of employment with the Company.

                           2.4      Severability;  Certain  Exclusions. In  the
event that Sections 2.1, 2.2 or 2.3 or any portion (the "Restrictive Covenants") thereof, shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the parties hereto agree that such court(s) may exercise its discretion in reforming such provision(s) to the end that Consultant shall be subject to noncompetition, nondisclosure and nonsolicitation/ noninterference covenants that are reasonable under the circumstances and enforceable by the Company.

                           2.5      Acknowledgment.  Consultant  specifically
acknowledges that the covenants set forth herein restricting competition, disclosure and solicitation/interference are reasonable, appropriate, and necessary as to duration, scope, and geographic area in view of the nature of the relationship between Consultant and the Company and the investment by the Company of significant time and resources in the training, development, and employment of Consultant. Consultant warrants and represents that in the event that any of the restrictions set forth in these covenants become operative, he will be able to engage in other activities for the purpose of earning a livelihood, and shall not be impaired by these restrictions.

                  Consultant further acknowledges that the remedy at law for any breach of these covenants, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and/or assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies which the Company may have for any such breach.

                  3. Payments. As compensation for his consulting services to the Company during the Consulting Period and the non-disclosure, non-competition and non-interference covenants contained herein, the Company shall pay Consultant Forty Thousand Dollars ($40,000.00) per year, commencing on the date hereof, and payable in twenty-four (24) equal, bi-monthly payments on the 1st (first) and 15th (fifteenth) day of each month, for two years and until the payment of an aggregate of Eighty Thousand Dollars ($80,000.00) hereunder.

                           3.1      Benefits. Consultant will not, by reason of
this Agreement, participate in any employee benefit or insurance plan or any other plan or receive any other fringe benefit which is provided by the Company for its executives or employees, but may receive such benefits to the extent provided for in the Employment Agreement or otherwise.

                           3.2     Reimbursement of Expenses. The Company shall
reimburse Consultant for all reasonable expenses incurred by him on behalf of the Company in the course of performing those services which the Consultant has been requested to perform by the Company; provided that the Consultant shall submit to the Company all documentation of such expenses necessary for tax purposes. Notwithstanding anything to the contrary herein, the Consultant shall be reimbursed for reasonable expenses for training related to his performance of his services hereunder; provided, the Consultant first obtains the consent of the Company for such training.

                  4. Assignment. Any attempt by Consultant to assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company will be void. The Company may assign this Agreement as part of the sale of its business without the prior written consent of the Consultant so long as the purchaser expressly agrees to assume and be responsible for the obligations hereunder.

                  5. Independent Contractor. It is expressly understood and agreed that Consultant is an independent contractor and is not in any manner an agent or employee of the Company, nor is Consultant authorized or empowered to conduct business under the name of, or for the account of, the Company or to incur obligations of any kind, express or implied, on behalf of the Company, or to make any promise, warranty or representation on the Company's behalf with respect to any product or service of the Company.

                  6.       Construction.

                           6.1      Waiver.  Failure of the Company at any time
to enforce any provision of this Agreement or to require performance by Consultant of any provision hereof shall in no way affect the validity of this Agreement or any part hereof or the right of the Company thereafter to enforce its rights hereunder; nor shall it be taken to constitute a condonation or waiver by the Company of that default or any other or subsequent default or breach. To the extent permitted by Massachusetts law, each party waives any provision of law which renders any provision of this Agreement unenforceable or void in any respect.

                           6.2      Governing  Law. This  Agreement  shall be
governed by Massachusetts law, without regard to conflict of laws principles thereof.

                           6.3      Counterparts.  This  Agreement may be
executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                           6.4      Headings.  The headings in this  Agreement
are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                           6.5     Entire Agreement. This Agreement constitutes
the entire understanding and agreement among the parties hereto concerning the subject matter hereof. All negotiations among the parties hereto concerning the subject matter hereof are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties hereto other than those incorporated herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

                  INTENDING TO BE LEGALLY BOUND, the parties or their duly authorized representatives have signed this Agreement on the date first above written.


                                                 ------------------------------
                                                 James Rousou
                                                 (the "Consultant")

                                                 ELCOM INTERNATIONAL, INC.


                                                 By:  _________________________

                                              Title:  _________________________
                                                      (the "Company")